
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                          55,004
<SECURITIES>                                       663
<RECEIVABLES>                                   31,340
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                89,420
<PP&E>                                           7,899<F1>
<DEPRECIATION>                                   1,450
<TOTAL-ASSETS>                                 379,708
<CURRENT-LIABILITIES>                           34,179
<BONDS>                                              0
<COMMON>                                       367,415<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                    (21,886)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   379,708
<SALES>                                              0<F4>
<TOTAL-REVENUES>                               180,263<F5>
<CGS>                                                0<F4>
<TOTAL-COSTS>                                  146,382<F6>
<OTHER-EXPENSES>                                 5,040<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 29,924
<INCOME-TAX>                                    10,669
<INCOME-CONTINUING>                             19,255
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    19,255<F8>
<EPS-PRIMARY>                                      .12<F9>
<EPS-DILUTED>                                      .03<F10>

<F1>Net of accumulated depreciation and amortization.
<F2>Company is a partnership.  Amount shown comprises Partners' capital.
<F3>Amount shown comprises Unamortized Compensation.
<F4>Company is in the service business and has no sales or cost of sales of tangible products.
<F5>Amount shown comprises revenues from services.
<F6>Amount shown comprises costs of services.
<F7>Amount shown is from amortization of intangible assets.
<F8>Amount includes $13,151 of net income prior to a Consolidation which occurred in Novmeber 15, 1994. Prior to the Consolidation, the Company operated in corporate form.
<F9>Amount is for earnings Post-Consolidation for the Company's General Partner
and Class A Limited Partnership limits.
<F10>Amount is for earnings Post-Consolidation on the Company's Class B Limited
Partnership Units.

